                                                            EXHIBIT 3.01



                       -----------------------------------

                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                FORMFACTOR, INC.

                       -----------------------------------


      FormFactor, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "CORPORATION"), in accordance with the provisions of Sections 242 and 245 thereof, DOES HEREBY CERTIFY:

      FIRST: The name of this corporation is FormFactor, Inc. FormFactor, Inc. was originally incorporated under the same name and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on April 15, 1993.


      SECOND: The Amendment and Restatement of the Corporation's Certificate of Incorporation as set forth in the following resolution has been approved by the Corporation's Board of Directors and stockholders and was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

      NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of this Corporation be, and it hereby is, restated and further amended to read in its entirety as follows:

                                      FIRST

      The name of this corporation is FormFactor, Inc.

                                     SECOND

      The address of its registered office in the State of Delaware is 15 East North Street, City of Dover, County of Kent. The name of its registered agent at such address is United Corporate Services, Inc.

                                      THIRD

      The nature of the business and of the purposes to be conducted and promoted by the Corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                     FOURTH

A. This Corporation is authorized to issue two classes of shares of stock, to be designated, respectively, "Common Stock" and "Preferred Stock." The Preferred Stock may be issued in one or more series. The total number of shares that the Corporation is authorized to issue is Two Hundred Eighty-Three Million One Hundred Twenty-Six Thousand Nine Hundred Eighty-Three (283,126,983). Two Hundred Fifty Million (250,000,000) shares with a par value of $0.001 each shall be Common Stock, and Thirty-Three Million One Hundred Twenty-Six Thousand Nine Hundred Eighty-Three (33,126,983) shares with a par value of $0.001 each shall be Preferred Stock. Twenty-Three Million One Hundred Twenty-Six Thousand Nine Hundred Eighty-Three (23,126,983) shares of the Preferred Stock shall further be divided into seven series as follows: Six Million Three Hundred Eighty Nine Thousand One Hundred Three (6,389,103) shares of Preferred Stock with a par value of $0.001 each shall be denominated "Series A Preferred Stock," Three Million Five Hundred Twenty One Thousand Twenty (3,521,020) shares of Preferred Stock with a par value of $0.001 each shall be denominated "Series B Preferred Stock," Three Million Two Hundred Ninety-Eight Thousand One Hundred Sixty-One (3,298,161) shares of Preferred Stock with par value of $0.001 each shall be denominated "Series C Preferred Stock," Five Million Eight Hundred Ninety-Three Thousand Seven Hundred Thirty-One (5,893,731) shares of Preferred Stock with par value of $0.001 shall be denominated "Series D Preferred Stock," Two Million Six Hundred Sixty-Six Thousand Six Hundred Sixty-Six (2,666,666) shares of Preferred Stock with par value of $0.001 shall be denominated "Series E Preferred Stock," Six Hundred Seventy-Eight Thousand Six Hundred Thirty (678,630) shares of Preferred Stock with par value of $0.001 shall be denominated "Series F Preferred Stock," and Six Hundred Seventy-Nine Thousand Six Hundred Seventy-Two (679,672) shares of Preferred Stock with par value of $0.001 shall be denominated "Series G Preferred Stock."

B. The Board of Directors is authorized, subject to any limitations prescribed by this Article FOURTH or the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the corporation entitled to vote, unless a vote of any other holders is required pursuant to this Article FOURTH or to a Certificate or Certificates of Designation establishing a series of Preferred Stock.

C. Except as otherwise expressly provided in this Article FOURTH or in any Certificate of Designation designating any series of Preferred Stock pursuant to the foregoing provisions of this Article FOURTH, any new series of Preferred Stock may be designated, fixed and determined as provided herein by the Board of Directors without approval of the holders of Common Stock or the holders of Preferred Stock, or any series thereof, and any such new series may have powers, preferences and rights, including, without limitation, voting rights, dividend rights, liquidation rights, redemption rights and conversion rights, senior to, junior to or pari passu with the rights of the Common Stock, the Preferred Stock, or any future class or series of Preferred Stock or Common Stock.

D. The following is a statement of the designations, preferences, qualifications, limitations, privileges, restrictions and the special or relative rights granted to or imposed upon the shares of capital stock of the Corporation.

      1.    Dividends.

            (a) Subject to the prior preferences and other rights of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, the holders of the Series A Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Common Stock, at the rate of $0.0424 per share of Series A Preferred, per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares that occur after the date of filing of this Certificate of Incorporation), whenever funds are legally available and when and as declared by the Board of Directors. The dividends shall be non-cumulative.

            (b) The holders of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be entitled to receive dividends, prior and in preference to any dividend on Series A Preferred Stock, at the rate of $0.0696 per share of Series B Preferred Stock, at the rate of $0.132 per share of Series C Preferred Stock, at the rate of $0.276 per share of Series D Preferred Stock, at the rate of $0.60 per share for the Series E Preferred Stock, at the rate of $0.88 per share of Series F Preferred Stock, and at the rate of $1.20 per share of Series G Preferred Stock, per annum (each as adjusted for any stock dividends, combinations or splits with respect to such shares that occur after the date of filing of this Certificate of Incorporation), payable out of funds legally available therefor. Such dividends shall accrue quarterly and be cumulative, but shall be payable only when and as declared by the Board of Directors.

            (c) No dividends (other than those payable solely in Common Stock) shall be paid on any Common Stock of the Corporation during any fiscal year of the Corporation until dividends in the total respective amounts set forth above per share of Preferred Stock per annum (as adjusted for any stock dividends, combinations or splits with respect to such shares) on the Preferred Stock shall have been paid or declared and set apart during that fiscal year, and no dividends shall be paid on any share of Common Stock unless a dividend (including, for this purpose the amount of any dividends paid pursuant to the above provisions of this Section 1) is paid with respect to all outstanding shares of Preferred Stock in an amount for each such share of Preferred Stock equal to or greater than the aggregate amount of such dividends for all shares of Common Stock into which each such share of Preferred Stock could then be converted.

            (d) If the Corporation shall have accrued but unpaid dividends with respect to any Preferred Stock upon its conversion as provided in Article FOURTH, Section 4, then all such accrued but unpaid dividends on such converted shares shall be cancelled.

      2.    Liquidation Preference.

            (a) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series C Preferred Stock, Series B Preferred Stock, Series A Preferred Stock or Common Stock by reason of their ownership thereof, the amount of $3.45 per share of Series D Preferred Stock, the amount of $7.50 per share of Series E Preferred Stock, the amount of $11.00 per share of Series F Preferred Stock and the amount of $15.00 per share of Series G Preferred Stock then held by them (each as adjusted for any stock dividends, combinations or splits with respect to such shares effective after the date of filing of this Certificate of Incorporation) plus all accrued or declared but unpaid dividends on each such share. If, upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and with equal priority among the holders of the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

            (b) After payment has been made to the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full amounts to which they shall be entitled as provided in Section 2(a), the holders of the Series B Preferred Stock and Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series A Preferred Stock or Common Stock by reason of their ownership thereof, the amount of $0.87 per share of Series B Preferred Stock and the amount of $1.65 per share of Series C Preferred Stock then held by them (each as adjusted for any stock dividends, combinations or splits with respect to such shares effective after the date of filing of this Certificate of Incorporation) plus all accrued or declared but unpaid dividends on each such share. If the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and with equal priority among the holders of the Series B Preferred Stock and Series C Preferred Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

            (c) After payment has been made to the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock, Series G Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the full amounts to which they shall be entitled as provided in Sections 2(a) and 2(b), respectively, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed ratably and with equal priority among the holders of Series A Preferred Stock and Common Stock in proportion to the shares of Series A Preferred Stock and/or Common Stock then held by each.

            (d) A consolidation or merger of the Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 2, but shall be subject to the provisions of Section 5 hereof.

      3.    Voting Rights.

            (a) Except with respect to the election of directors of the Corporation, the holder of each share of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted and shall have voting rights and powers equal to the voting rights and powers of the Common Stock (except as otherwise expressly provided herein or as required by law), voting together with the Common Stock as a single class, and shall be entitled to notice of any stockholders' meeting in accordance with the By-laws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to a nearest whole number (with one-half being rounded upward).

            (b) The Board of Directors of the Corporation shall consist of seven (7) members. Notwithstanding Section 3(a) above, for so long as any shares of Series B Preferred Stock or Series D Preferred Stock shall be outstanding, election of directors of the corporation shall be as provided in the remainder of this paragraph. The holders of Series B Preferred Stock shall have the right, voting together as a separate class, to elect one (1) director to the Board of Directors. The holders of the Common Stock and Series A Preferred Stock shall have the right, voting together as a separate class and on an as-converted to Common Stock basis, to elect two (2) directors to the Board of Directors. The holders of at least seventy percent (70%) of Series D Preferred Stock shall have the right, voting together as a separate class, to elect one (1) director to the Board of Directors. The remaining directors shall be elected by the holders of the Common Stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class, with the holder of each share of the Preferred Stock entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could then be converted. In the case of any vacancy in the office of a director occurring among the directors elected by the holders of a class and/or series as aforesaid, such vacancy shall be filled by the remaining director or directors elected by that class and/or series, if any, or if no such director remains, by the affirmative vote of the holders of the applicable class and/or series as provided above. Any director elected by the holders of a class and/or series of stock may be removed, either with or without cause, by and only by the affirmative vote of the holders of the shares of the class and/or series of stock as provided above which elected such director or directors.

      4. Conversion Rights. The holders of the Preferred Stock shall have the conversion rights as follows:

            (a) Right to Convert: Each share of the Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share (the "ORIGINAL ISSUE DATE"), at the office of this Corporation or any transfer agent for such shares, into such number of fully paid and nonassessable shares of Common Stock determined: (i) in the case of the Series A Preferred Stock, by dividing $0.53 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES A CONVERSION RATE"), subject to adjustment as hereinafter provided,
(ii) in the case of the Series B Preferred Stock, by dividing $0.87 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES B CONVERSION RATE"), (iii) in the case of Series C Preferred Stock, by dividing $1.65 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES C CONVERSION RATE"), (iv) in the case of Series D Preferred Stock, by dividing $3.45 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES D CONVERSION RATE"), (v) in the case of Series E Preferred Stock, by dividing $7.50 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES E CONVERSION RATE"), (vi) in the case of Series F Preferred Stock, by dividing $11.00 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES F CONVERSION RATE") and (vii) in the case of Series G Preferred Stock, by dividing $15.00 by the Conversion Price applicable to such share, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion (the "SERIES G CONVERSION RATE"). The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock (respectively, the "SERIES A CONVERSION PRICE," the "SERIES B CONVERSION PRICE," "SERIES C CONVERSION PRICE," "SERIES D CONVERSION PRICE," "SERIES E CONVERSION PRICE," "SERIES F CONVERSION PRICE," and "SERIES G CONVERSION PRICE," and collectively, the "CONVERSION PRICE") shall initially be $0.53, $0.87, $1.65, $3.45, $7.50, $11.00 and $15.00 per share, respectively, of Common Stock. Such initial Conversion Prices shall be adjusted as hereinafter provided.

            (b) Automatic Conversion. Each share of Preferred Stock shall automatically be converted into shares of Common Stock at the then-effective Conversion Price immediately upon the earlier of (i) in the case of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), (A) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $6.90 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date of filing of this Certificate of Incorporation) and (B) the aggregate proceeds to the Corporation (before deduction for underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $10,000,000; (ii) in the case of the Series E Preferred Stock, the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), (A) at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $7.50 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date of filing of this Certificate of Incorporation) and (B) the aggregate proceeds to the Corporation (before deduction of underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) of which equal or exceed $10,000,000; (iii) in the case of the Series F Preferred Stock, the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), in which the aggregate proceeds to the Corporation (before deduction of underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) equal or exceed $10,000,000; (iv) in the case of the Series G Preferred Stock, the closing of the sale of the Corporation's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation), in which the aggregate proceeds to the Corporation (before deduction of underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) equal or exceed $10,000,000; and (v) the date specified by written consent or agreement of (A) the holders of not less than two-thirds of the then outstanding shares of Series A Preferred Stock, voting as a single class, (B) the holders of not less than two-thirds of the then outstanding shares of Series B Preferred Stock, voting as a single class, (C) the holders of not less than two-thirds of the then outstanding shares of Series C Preferred Stock, voting as a single class, (D) the holders of not less than two-thirds of the then outstanding shares of Series D Preferred Stock, voting as a single class, (E) the holders of not less than two-thirds of the then outstanding shares of Series E Preferred Stock, voting as a single class, (F) the holders of not less than two-thirds of the then outstanding shares of Series F Preferred Stock, voting as a single class, and (G) the holders of not less than two-thirds of the then outstanding shares of Series G Preferred Stock, voting as a single class.

            (c) Mechanics of Conversion. Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

            (d) Adjustments to Conversion Prices for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the date of filing of this Certificate of Incorporation shall declare or pay any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price and the Series G Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

            (e)   Sale of Shares Below Conversion Price.

                  (i) Adjustment Formula. If at any time or from time to time after the date on which the first share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock is issued by the Corporation, the Corporation issues or sells, or is deemed by the provisions of this subsection 4(e) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), otherwise than in connection with an event as specified in subsection 4(d) for an Effective Price (as hereinafter defined) that is less than the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, respectively, in effect immediately prior to such issue or sale, then, and in each such case, the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, as the case may be, shall be reduced, as of the close of business on the date of such issue or sale, to the price obtained by multiplying such Series D Conversion Price, Series E Conversion Price, Series F Conversion Price or Series G Conversion Price, as the case may be, by a fraction:

                        (A) The numerator of which shall be the sum of (i) the number of Common Stock Equivalents Outstanding (as hereinafter defined) immediately prior to such issue or sale of Additional Shares of Common Stock plus (ii) the quotient obtained by dividing the Aggregate Consideration Received (as hereinafter defined) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold) by the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, as the case may be, in effect immediately prior to such issue or sale; and

                        (B) The denominator of which shall be the sum of (i) the number of Common Stock Equivalents Outstanding immediately prior to such issue or sale plus (ii) the number of Additional Shares of Common Stock so issued or sold (or deemed so issued and sold).

                  (ii) Certain Definitions. For the purpose of making any adjustment required under this subsection 4(e):

                        (A) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Corporation, whether or not subsequently reacquired or retired by the Corporation, other than: (i) shares of Common Stock issued or issuable upon conversion of Series A, Series B, Series C, Series D, Series E, Series F or Series G Preferred Stock; (ii) shares of Common Stock (or options, warrants or rights therefor) issued to employees, officers, or directors of, or contractors, consultants or advisers to, the Corporation or any subsidiary pursuant to stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors; and (iii) shares of Common Stock (or options, warrants or rights therefor) issued to lessors, banks or similar institutional credit financing sources, pursuant to plans or arrangements approved by the Board of Directors.

                        (B) The "Aggregate Consideration Received" by the Corporation for any issue or sale (or deemed issue or sale) of securities shall
(i) to the extent it consists of cash, be computed at the gross amount of cash received by the Corporation before deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale and without deduction of any expenses payable by the Corporation; (ii) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors; and (iii) if Additional Shares of Common Stock, Convertible Securities or Rights or Options (as hereinafter defined) to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or Rights or Options.

                        (C) "Common Stock Equivalents Outstanding" shall mean the number of shares of Common Stock that is equal to the sum of (i) all shares of Common Stock of the Corporation that are outstanding at the time in question, plus (ii) all shares of Common Stock of the Corporation issuable upon conversion of all shares of Preferred Stock or other Convertible Securities that are outstanding at the time in question, plus (iii) all shares of Common Stock of the Corporation that are issuable upon the exercise of Rights or Options that are outstanding at the time in question assuming the full conversion or exchange into Common Stock of all such Rights or Options that are Rights or Options to purchase or acquire Convertible Securities into or for Common Stock.

                        (D) "Convertible Securities" shall mean stock or other securities convertible into or exchangeable for shares of Common Stock.

                        (E) The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this subsection 4(e), into the Aggregate Consideration Received, or deemed to have been received, by the Corporation under this subsection 4(e), for the issue of such Additional Shares of Common Stock; and

                        (F) "Rights or Options" shall mean warrants, options or other rights to purchase or acquire shares of Common Stock or Convertible Securities.

                  (iii) Deemed Issuances. For the purpose of making any adjustment to the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, as the case may be, required under this subsection 4(e), if the Corporation issues or sells any Rights or Options or Convertible Securities and if the Effective Price of the shares of Common Stock issuable upon exercise of such Rights or Options and/or the conversion or exchange of Convertible Securities (computed without reference to any additional or similar protective or antidilution clauses) is less than the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, as the case may be, then the Corporation shall be deemed to have issued, at the time of the issuance of such Rights, Options or Convertible Securities, that number of Additional Shares of Common Stock that is equal to the maximum number of shares of Common Stock issuable upon exercise or conversion of such Rights, Options or Convertible Securities upon their issuance and to have received, as the Aggregate Consideration Received for the issuance of such shares, an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such Rights or Options or Convertible Securities, plus, in the case of such Rights or Options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise in full of such Rights or Options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion or exchange thereof; provided that:

                        (A) if the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, then the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses;

                        (B) if the minimum amount of consideration payable to the Corporation upon the exercise of Rights or Options or the conversion or exchange of Convertible Securities is reduced over time or upon the occurrence or non-occurrence of specified events other than by reason of antidilution or similar protective adjustments, then the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced; and

                        (C) if the minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of Convertible Securities is subsequently increased, then the Effective Price shall again be recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise of such Rights or Options or the conversion or exchange of such Convertible Securities.

            No further adjustment of the Series D Conversion Price, the Series E Conversion Price, the Series F Conversion Price or the Series G Conversion Price, as the case may be, adjusted upon the issuance of such Rights or Options or Convertible Securities, shall be made as a result of the actual issuance of shares of Common Stock on the exercise of any such Rights or Options or the conversion or exchange of any such Convertible Securities. If any such Rights or Options or the conversion rights represented by any such Convertible Securities shall expire without having been fully exercised, then the Conversion Price as adjusted upon the issuance of such Rights or Options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only shares of Common Stock so issued were the shares of Common Stock, if any, that were actually issued or sold on the exercise of such Rights or Options or rights of conversion or exchange of such Convertible Securities, and such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such Rights or Options, whether or not exercised, plus the consideration received for issuing or selling all such Convertible Securities actually converted or exchanged, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion or exchange of such Convertible Securities, provided that such readjustment shall not apply to prior conversions of Preferred Stock.

                  (iv) Adjustment of Series F Conversion Price and Series G Conversion Price in an IPO.

                        (A) If the Corporation sells its Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended (other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Corporation) in which the aggregate proceeds to the Corporation (before deduction of underwriter commissions and expenses relating to the issuance, including without limitation fees of the Corporation's counsel) equal or exceed $10,000,000 (the "IPO") at a public offering price (prior to underwriter commissions and expenses) less than $11.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date of filing of this Certificate of Incorporation) (the "IPO PRICE"), then the Series F Conversion Price and the Series G Conversion Price, each as in effect immediately prior to the closing of the IPO, shall be respectively reduced, as of immediately prior to the closing of the IPO, pursuant to the adjustment formula set forth in the provisions of subsection (e)(i) as if (1) the Additional Shares of Common Stock were equal to the total amount of shares of Common Stock (the "IPO SHARES") sold by the Corporation in the first closing of the IPO and issuable by the Corporation pursuant to any Right or Option granted by the Corporation to any of the underwriters of the IPO to purchase additional shares of Common Stock in the IPO (the "GREENSHOE OPTION") to the extent such Greenshoe Option is not exercised at the first closing of the IPO and (2) the Aggregate Consideration Received were equal to the number of IPO Shares multiplied by the IPO Price.

                        (B) For the sake of clarity, if the Corporation sells its Common Stock in the IPO at a public offering price (prior to underwriter commissions and expenses) equal to or exceeding $11.00 per share of Common Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares occurring after the date of filing of this Certificate of Incorporation), then the Series F Conversion Price and the Series G Conversion Price shall not be reduced by reason of the issuance or sale by the Corporation of shares of Common Stock in the IPO or the grant by the Corporation to (or exercise by) any underwriters of the IPO of a Greenshoe Option.

            (f) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this
Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

            (g) Certificates as to Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock, as the case may be, a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Stock.

            (h) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any security or right convertible into or entitling the holder thereof to receive additional shares of Common Stock, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each holder of Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution, security or right, and the amount and character of such dividend, distribution, security or right.

            (i) Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

            (j) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Certificate of Incorporation.

            (k) Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors of the Corporation).

            (l) Notices. Any notice required by the provisions of this Section 4 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

            (m) Adjustments. Subject to Section 5 below, in case of any reorganization or any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation or corporations, or the conveyance of all or substantially all of the assets of the Corporation to another corporation, each share of Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities or property (including cash) to which a holder of the number of shares of Common Stock deliverable upon conversion of such share of Preferred Stock would have been entitled upon the record date of (or date of, if no record date is fixed) such reorganization, reclassification, consolidation, merger or conveyance, and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein shall thereafter be applicable, as nearly as equivalently as is practicable, in relation to any shares of stock or the securities or property (including cash) thereafter deliverable upon the conversion of the shares of such Preferred Stock.

      5.    Merger, Consolidation.

            (a)   At any time, in the event of:

                  (i) a consolidation or merger of the Corporation with or into any other corporation, or any other entity or person, other than a wholly-owned subsidiary,

                  (ii) any corporate reorganization in which the Corporation shall not be the continuing or surviving entity of such reorganization,

                  (iii) a sale of all or substantially all of the assets of the Corporation, or

                  (iv)  a reorganization of the Corporation as defined in
Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended or in which more than fifty percent (50%) of the outstanding stock of the Corporation is exchanged (calculated on an as-converted to Common Stock basis);

the holders of the Preferred Stock and Common Stock shall be paid in cash or in securities received from the acquiring corporation or in a combination thereof, at the closing of any such transaction, amounts per share equal to the amounts per share which would be payable to such holders pursuant to Section 2 if all consideration received by the Corporation and its stockholders in connection with such event were being distributed in a liquidation of the Corporation; provided, however, that if upon the occurrence of such event, the assets and funds thus distributed among the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount set forth in Section 2(a) above with respect to each outstanding share of Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and with equal priority among the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock in proportion to the amount each holder is otherwise entitled to receive; provided further, that if upon the occurrence of such event, and after payment has been made to the holders of the Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock of the full amounts to which they shall be entitled as provided in Section 2(a), the assets and funds thus distributed among the holders of the Series B Preferred Stock and Series C Preferred Stock shall be insufficient to permit the payment to such holders of the full preferential amount set forth in Section 2(b) above with respect to each outstanding share of Series B Preferred and Series C Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably and with equal priority among the holders of the Series B Preferred Stock and Series C Preferred Stock in proportion to the amount each holder is otherwise entitled to receive.

            (b) Any securities to be delivered to the holders of the Preferred Stock and Common Stock pursuant to Section 5(a) above shall be valued as follows:

                  (i) Securities not subject to investment letter or other similar restrictions on free marketability:

            (1) If traded on a securities exchange, the value shall be deemed to be the average of the security's closing prices on such exchange over the 30-day period ending three (3) days prior to the closing;

            (2) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three (3) days prior to the closing, and

            (3) If there is no active public market, the value shall be the fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Series B Preferred Stock, outstanding Series C Preferred Stock, outstanding Series D Preferred Stock, outstanding Series E Preferred Stock, outstanding Series F Preferred Stock and outstanding Series G Preferred Stock; and

                  (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(1), (2) or (3) to reflect the approximate fair market value thereof, as mutually determined by the Corporation and the holders of not less than a majority of the outstanding Preferred Stock.

                  (iii) In the event of any dispute between the Corporation and the holders of Preferred Stock regarding valuation issues as provided in this
Section 5(b), such dispute shall be submitted to binding arbitration in accordance with the currently prevailing commercial arbitration rules of the American Arbitration Association. The decisions and awards rendered in such proceedings shall be final and conclusive and may be entered in any court having jurisdiction thereof.

            (c) The Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction or twenty (20) days prior to the closing of such transaction, whichever is earlier, and shall also notify such holders in writing of the final approval of such transaction. The first of said notices shall describe the material terms and conditions of the contemplated transaction as well as the terms and conditions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the mailing by the Corporation of the first notice provided for herein or sooner than fifteen (15) days after the mailing by the Corporation of any notice of material changes provided for herein; provided, however, that such periods may be shortened upon the written consent of the holders of at least a majority of the then outstanding Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock.

      6. Amendment. Any term relating to the Preferred Stock may be amended and the observance of any term relating to the Preferred Stock may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the vote or written consent of holders of at least a majority of the shares of the Preferred Stock then outstanding and the written consent of the Corporation. Any amendment or waiver so effected shall be binding upon the Corporation and any holder of shares of the Preferred Stock. So long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not without the vote or written consent by the holders of at least seventy percent (70%) of the then outstanding shares of Series D Preferred Stock, voting together as a single class, amend (i) Section (B)(3)(b) of this Article FOURTH relating to the rights of the holders of Series D Preferred Stock to elect one
(1) director to the Board of Directors or (ii) this sentence.

      7. Restrictions and Limitations. So long as any shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock remain outstanding, the Corporation shall not, without the vote or written consent by the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock and Series G Preferred Stock, voting together as a single class and on an as-converted to Common Stock basis:

            (a) Alter or change the rights, preferences or privileges of the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; or

            (b) Increase or decrease (other than by redemption or conversion) the total number of authorized shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock of the Corporation or the total numbers of such shares of Preferred Stock designated Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; or

            (c) Authorize or issue, or obligate itself to issue, any other equity security senior to or on a parity with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock as to dividend or redemption rights, liquidation preferences, conversion rights, voting rights or otherwise, or create any obligation or security convertible into or exchangeable for, or having any option rights to purchase, any such equity security which is senior to or on a parity with the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock; or

            (d) Purchase, redeem or otherwise acquire (or pay into or set aside for a sinking fund for such purpose), any of the Common Stock or Preferred Stock (or other capital stock or rights to acquire capital stock) of the Corporation, provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock or Preferred Stock (or other capital stock or rights to acquire capital stock) of the Corporation from directors, officers, consultants or employees of the Corporation or any subsidiary pursuant to agreements approved by the Corporation's Board of Directors under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment or services; or

            (e)   Amend or waive any provision of this Article FOURTH; or

            (f) Effect a merger or reorganization if such action would result in the stockholders of the Corporation immediately prior to such action holding less than majority of the voting power of the stock of the Corporation immediately after such action; or

            (g) Authorize or take any action which result in taxation of the holders of the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended; or

            (h) Declare or pay any dividends (other than dividends payable solely in shares of its own Common Stock) on account of any shares of Common Stock now or hereafter outstanding.

      8. No Reissuance of Preferred Stock. No share or shares of Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

C. Except as provided in Section (B) of this Article FOURTH, the rights, preferences, privileges, restrictions and other matters relating to the Common Stock of the Corporation are as follows:

      1. Dividends. Dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of any funds legally available therefor.

      2. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, subject to the payment of all amounts due to the holders of Preferred Stock as provided in Section (B) 2 of this Article FOURTH, the holders Common Stock shall be entitled to receive any and all assets of the Corporation remaining to be paid or distributed.

      3. Voting Rights. Except as otherwise provided by statute or by any express provision of this Certificate of Incorporation (including Section (B)3 of this Article FOURTH), all rights to vote and all voting power shall be exclusively vested in the Common Stock and the holders thereof shall be entitled to one vote for each share of Common Stock for the election of directors and upon all other matters.

      4. Registered Owners. The Corporation shall be entitled to treat the person in whose name any share, right or option is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to or interest in such share, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided by the laws of the State of Delaware.

                                      FIFTH

      For the management of the business and for the conduct of the affairs of this Corporation, and in further definition, limitation and regulation of the powers of the Corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A. The conduct of the affairs of the Corporation shall be managed under the direction of the Board of Directors. Subject to Article FOURTH, Section (B)3 of this Certificate of Incorporation, the number of directors shall be fixed from time to time exclusively by resolution of the Board of Directors.

B. Notwithstanding the foregoing provision of this Article FIFTH, each director shall hold office until such director's successor is elected and qualified, or until such director's earlier death, resignation or removal. No decrease in the authorized number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any vacancy occurring in the Board of Directors for any cause, and any newly created directorship resulting from any increase in the authorized number of directors, shall, unless (i) the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, or (ii) as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred.

D. Subject to the rights of the holders of any series of Preferred Stock then outstanding, and unless otherwise required by law, any director or the entire Board of Directors of the Corporation may be removed only for cause and only by the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the shares then entitled to vote at an election of directors.

E.    Classification of Board of Directors:

      (1) The provisions of this Article FIFTH, Section (E) are subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances. As used in this Article FIFTH, Section
(E), the term "INITIAL PUBLIC OFFERING" shall mean the initial public offering of the Corporation pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public.

      (2) Following the closing of the Initial Public Offering, the directors shall be divided, with respect to the time for which they severally hold office, into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors, with the number of directors in each class to be divided as equally as reasonably possible. No one class shall have more than one director more than any other class. The term of office of the Class I directors shall expire at the Corporation's first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire at the Corporation's second annual meeting of stockholders following the closing of the Initial Public Offering, and the term of office of the Class III directors shall expire at the Corporation's third annual meeting of stockholders following the closing of the Initial Public Offering. At each annual meeting of stockholders commencing with the first annual meeting of stockholders following the closing of the Initial Public Offering, each director elected to succeed a director of the class whose term then expires shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after his or her election, or until such director's earlier death, resignation or removal.

      (3) In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

F. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

G. Following the closing of the Initial Public Offering, no action shall be taken by the stockholders of the Corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Corporation, and no action shall be taken by the stockholders by written consent.

H. Advance notice of stockholder nominations for the election of directors of the Corporation and of business to be brought by stockholders before any meeting of stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation. Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting.

I. Following the closing of the Initial Public Offering, notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by applicable law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the Corporation's outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to alter, change, amend or repeal, or adopt any provision inconsistent with, this Article FIFTH.

                                      SIXTH

      In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, make, alter or repeal the By-laws of the Corporation unless and to the extent such authority is specifically and expressly limited in the By-laws or this Certificate of Incorporation. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the outstanding voting stock then entitled to vote at an election of directors, voting together as a single class, shall be required to make, alter, change, amend or repeal, or adopt any provision inconsistent with, this Article SIXTH.

                                     SEVENTH

A. No director shall have any personal liability to the Corporation or its stockholders for any monetary damages for breach of fiduciary duty as a director, except that this Article shall not eliminate or limit the liability of each director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

B. It is the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the fullest extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article SEVENTH to authorize corporate action further eliminating or limiting the personal liability of directors, then a director of the Corporation, in addition to the circumstances in which he is not now personally liable, shall be free of liability to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

C. Any repeal or modification of the foregoing Section A of this Article SEVENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

D. Neither any amendment nor repeal of this Article SEVENTH, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article SEVENTH, shall eliminate or reduce the effect of this Article SEVENTH in respect of any matter occurring, or any cause of action, suit or claim accruing or arising or that, but for this Article SEVENTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Incorporation to be executed on its behalf by its Chief Financial Officer and Secretary, this 23 day of September, 2002.

                                          FORMFACTOR, INC.



                                          By:  /s/ Jens Meyerhoff
                                               -----------------------------
                                                 Jens Meyerhoff, Chief Financial
                                                 Officer and Secretary